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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

     We consent to the use in the proxy statement/prospectus and in the Registration Statement of our report dated February 19, 1999 on the combined financial statements of the PepsiCo Bottling Operations, as of December 26, 1998 and December 27, 1997, and for each of the years in the three-year period ended December 26, 1998.

     We consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus and in the Registration Statement.

                                          KPMG LLP

New York, New York
April 19, 1999